Exhibit 10.2

EXECUTION VERSION

THIS PROMISSORY NOTE (“NOTE”) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF REGISTRATION OF THE RESALE THEREOF UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM, SCOPE AND SUBSTANCE TO THE MAKER THAT SUCH REGISTRATION IS NOT REQUIRED.

PROMISSORY NOTE

Principal Amount: $2,760,000

GoGreen Investments Corporation, a Cayman Islands exempted company (the “Maker”), promises to pay to the order of (i) GoGreen Sponsor 1 LP, a Delaware limited partnership, or its registered assigns or successors in interest (“Sponsor”), the principal sum of One Million Three Hundred Eighty Thousand Dollars ($1,380,000) and (ii) Lifezone Limited, an Isle of Man company, or its registered assigns or successors in interest (“LZL”; each of Sponsor and LZL, as applicable, the “Payee”), the principal sum of One Million Three Hundred Eighty Thousand Dollars ($1,380,000), on the Maturity Date (as defined below), in lawful money of the United States of America, on the terms and conditions described below. All payments on this Note shall be made by check or wire transfer of immediately available funds or as otherwise determined by the Maker to such account as the applicable Payee may from time to time designate by written notice in accordance with the provisions of this Note. This Note is being made in connection with the Maker extending its termination date of April 25, 2023, for an additional three (3) months to July 25, 2023 (the “Extension”).

Capitalized terms used but not defined herein shall have the meanings given to them in the business combination agreement, dated December 13, 2022, by and among the Maker, Sponsor, Lifezone Metals Limited, Aqua Merger Sub, Lifezone Holdings Ltd., Keith Liddell (solely in his capacity as the representative of certain shareholders of Lifezone Metals Limited) and certain shareholders of Lifezone Metals Limited.

1.	Maturity. The principal balance of this Note shall be due and payable by the Maker in accordance with Section 2 of this Note upon the closing of a Repayment Trigger Event, as such term is defined below (the “Maturity Date”). The principal balance may be prepaid at any time prior to the Maturity Date without penalty upon written notice by the Maker to the applicable Payee.

(a)	Each of the following shall constitute a “Repayment Trigger Event”:

(i)	the closing of a merger, consolidation or other business combination pursuant to which the Maker acquires an entity for its initial business combination (a “DeSPAC Transaction”); or

(ii)	subject to the terms below, the liquidation of the Maker on or before July 25, 2023, or such later liquidation date as may be approved by the Maker’s shareholders (a “Liquidation”), that occurs while the Note is outstanding or any time thereafter prior to the repayment of the Note.

Under no circumstances whatsoever shall any individual, including, but not limited to, any officer, director, employee or shareholder of the Maker, be obligated personally for any obligations or liabilities of the Maker hereunder.

2.	Form of Repayment.

(a)	In the event of a Liquidation, all amounts due under this Note shall be repaid in cash from funds outside of the Trust Account (as defined below).

(b)	In the event of a DeSPAC Transaction, the principal amount due to the applicable Payee under this Note, and all other amounts payable thereunder, shall be repaid in cash using the aggregate proceeds of the Trust Account (as defined below) released to the Maker pursuant to the terms of the Trust Agreement (as defined below) and the PIPE Investment.

3.	Sponsor Share Forfeiture. For good and valid consideration, the sufficiency of which is hereby acknowledged, Sponsor hereby agrees that it shall, effective as of immediately prior to the Share Acquisition Closing on the Share Acquisition Closing Date, forfeit the right to receive 41,400 Holdings Ordinary Shares. Sponsor hereby agrees to the cancellation of any Holdings Ordinary Shares forfeited pursuant to this Section 3.

4.	Interest. No interest shall accrue on the unpaid principal balance of this Note.

5.	Application of Payments. All payments shall be applied first to payment in full of any costs incurred in the collection of any sum due under this Note, including (without limitation) reasonable attorney’s fees, then to the payment in full of any late charges, and finally to the reduction of the unpaid principal balance of this Note.

6.	Use of Proceeds. On or prior to the date of this Note, the Sponsor and LZL shall each remit the principal amount of One Million Three Hundred Eighty Thousand Dollars ($1,380,000) to the Maker. The Maker hereby represents, warrants and covenants to the Payees, that the entire principal amount will be used by the Maker solely for purposes of making payments pursuant to the Investment Management Trust Agreement, dated October 20, 2021 by and between the Maker and Continental Stock Transfer & Trust Company, a New York corporation (the “Trust Agreement”), for the Extension.

7.	Events of Default. Each of the following shall constitute an event of default (each, an “Event of Default”):

(a)	Failure to Make Required Payments. Failure by the Maker to pay the principal amount due pursuant to this Note within five (5) Business Days of the Maturity Date.

(b)	Breach of Use of Proceeds. Failure by the Maker to comply with the provisions of Section 5 of this Note.

(c)	Voluntary Bankruptcy. The commencement by the Maker of a voluntary case under any applicable bankruptcy, insolvency, reorganization, rehabilitation or other similar law, or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Maker or for any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the failure of the Maker generally to pay its debts as such debts become due, or the taking of corporate action by the Maker in furtherance of any of the foregoing.

(d)	Involuntary Bankruptcy. The entry of a decree or order for relief by a court having jurisdiction in the premises in respect of the Maker in an involuntary case under any applicable bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Maker or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) consecutive days.

8.	Remedies.

(a)	Upon the occurrence of an Event of Default specified in Section 7(a) hereof, either Payee may, by written notice to the Maker, declare the unpaid principal amount due to such Payee under this Note to be due immediately and payable, whereupon the unpaid principal amount due to such Payee under this Note, and all other amounts payable with regard to this Note, shall become immediately due and payable, in cash, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Maker, notwithstanding anything contained herein or in the documents evidencing the same to the contrary.

(b)	Upon the occurrence of an Event of Default specified in Section 7(b) or 7(c), the unpaid principal amount due to the Payees under this Note, and all other amounts payable with regard to this Note, shall automatically and immediately become due and payable, in cash, in all cases without any action on the part of either Payee.

9.	Waivers. The Maker and all endorsers and guarantors of, and sureties for, this Note waive presentment for payment, demand, notice of dishonor, protest, and notice of protest with regard to this Note, all errors, defects and imperfections in any proceedings instituted by either Payee under the terms of this Note, and all benefits that might accrue to the Maker by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment; and the Maker agrees that any real estate that may be levied upon pursuant to a judgment obtained by virtue hereof by either Payee, on any writ of execution issued hereon, may be sold upon any such writ in whole or in part in any order desired by such Payee.

10.	Unconditional Liability. The Maker hereby waives all notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, and agrees that its liability shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by either Payee, and consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by either Payee with respect to the payment or other provisions of this Note, and agrees that additional makers, endorsers, guarantors, or sureties may become parties hereto without notice to the Maker or affecting the Maker’s liability hereunder. Any failure of either Payee to exercise any right hereunder shall not be construed as a waiver of the right to exercise the same or any other right at any time and from time to time thereafter. Either Payee may accept late payments, or partial payments for the principal amounts due to such Payee, respectively, even though marked “payment in full” or containing words of similar import or other conditions, without waiving any of its rights and without affecting the Maker’s liability hereunder.

11.	Notices. All notices, statements or other documents that are required or contemplated by this Note shall be: (i) in writing and delivered personally or sent by first class registered or certified mail, overnight courier service, or facsimile or electronic transmission to the address designated in writing, (ii) by facsimile to the number most recently provided to such party, or such other address or fax number as may be designated in writing by such party, and (iii) by electronic mail, to the electronic mail address most recently provided to such party, or to such other electronic mail address as may be designated in writing by such party. Any notice or other communication so transmitted shall be deemed to have been given (i) on the day of delivery, if delivered personally; (ii) on the Business Day following receipt of written confirmation, if sent by facsimile or electronic transmission; (iii) one (1) Business Day after delivery to an overnight courier service; or (iv) five (5) days after mailing if sent by mail, as applicable.

12.	Construction. THIS NOTE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF.

13.	Severability. Any provision contained in this Note that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

14.	Trust Waiver. Notwithstanding anything herein to the contrary, each Payee hereby waives any and all rights, titles, interests or claims of any kind (“Claim”) in or to any distribution of or from the trust account (the “Trust Account”) established in connection with the Maker’s initial public offering, and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the Trust Account for any reason whatsoever; provided, however, that upon the consummation of a DeSPAC Transaction, the Maker shall repay the principal balance of this Note out of the aggregate proceeds released to the Maker from the Trust Account and the PIPE Investment.

15.	Amendment; Waiver. Any amendment hereto or waiver of any provision hereof may be made with, and only with, the written consent of the parties hereto.

16.	Assignment. No assignment or transfer of this Note or any rights or obligations hereunder may be made by any party hereto (by operation of law or otherwise) without the prior written consent of the other parties hereto and any attempted assignment without the required consent shall be void.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties, intending to be legally bound hereby, has caused this Note to be duly executed by the undersigned as of the day and year first above written.

GoGreen Investments Corporation

by	/s/ John Dowd
	Name:	John Dowd
	Title:	Chief Executive Officer

April 11, 2023

[Signature Page to Promissory Note]

GoGreen HOLDINGS 1 LLC,
as the General Partner of the Sponsor

by	/s/ John Dowd
	Name:	John Dowd
	Title:	Managing Member

April 11, 2023

[Signature Page to Promissory Note]

lifezone limited

by	/s/ Ivan Bedford
	Name:	Ivan Bedford
	Title:	Director

April 11, 2023

[Signature Page to Promissory Note]

lifezone METALS LIMITED

by	/s/ George Stephen Hull
	Name:	George Stephen Hull
	Title:	For and on behalf of Mooragh (BVI) Limited, Director

April 11, 2023

[Signature Page to Promissory Note]

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